   EXHIBIT 10.4a

AMENDMENT
OF
TRIBUNE COMPANY
BONUS DEFFERAL PLAN

RESOLVED, that the Governance and Compensation Committee of the Board of Directors of the Company deems it advisable to delegate to the Tribune Company Employee Benefits Committee certain authority under the Tribune Company Bonus Deferral Plan (the “Plan”) related to deferral election practices and eligibility and to amend the terms of the Plan to effect this delegation of authority as follows:

By deleting Section 2 of the Plan in its entirety and, in lieu thereof, replacing that Section with the following:

"Section 2

Participation

Subject to the conditions and limitations of the Plan, each employee of an Employer on or after the Effective Date shall become a “Participant” under this Plan as of the first day as of which such employee:

(a)	is a participant in the Tribune Company Management Incentive Plan, or any successor plan designated by the Committee, and

(b)	has an annualized rate of Compensation (as defined in the SIP) as determined from time to time by the Tribune Company Employee Benefits Committee.”

By deleting the lead-in clause of Section 3.1 of the Plan in its entirety and, in lieu thereof, replacing that clause with the following:

“3.1. Election of Deferral; Automatic Deferral; Settlement Date. Subject to the following provisions of this subsection 3.1 and the provisions of subsection 3.2 below, within a period specified from time to time by the Tribune Company Employee Benefits Committee, a Participant may make an irrevocable written election (on a form prescribed by the Tribune Company Employee Benefits Committee) to defer receipt of all or a specified portion (in whole multiples of 5%) of the Qualifying Bonus earned for a Fiscal Year that begins after the Effective Date, regardless of the year in which that Qualifying Bonus is normally or actually paid. Notwithstanding the foregoing provisions of this subsection 3.1:"

FURTHER RESOLVED, that the Secretary or Assistant Secretary of the Company is hereby authorized and empowered to take all steps necessary to effect the foregoing resolution, including to execute and file or deliver such documents as may be required by law or as may be deemed necessary or proper in connection with the matters set forth in these resolutions.

*       *        *

     I, Mark W. Hianik, Assistant Secretary for Tribune Company (the “Company”), hereby certify that the foregoing is a correct copy of resolutions duly adopted by the Governance and Compensation Committee of the Board of Directors of the Company on July 18, 2000.

/s/ Mark W. Hianik Mark W. Hianik